CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of World Funds Trust with respect to the filing of the Prospectus and Statement of Additional Information for the OTG Latin America Fund, each a series of World Funds Trust.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 27, 2019